OrthoPediatrics Corp. Expands its Agent Network in Three Strategic European Countries

WARSAW, Indiana, January 15, 2021 — OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, today announced the expansion of its agent network in Germany, Austria and Switzerland.

As part of its previously communicated strategy, OrthoPediatrics has broadened its reach into the largest European market of Germany, Austria and Switzerland by converting long-standing distributor partners there to sales agencies. Under the agency model, the Company continues to benefit from the commercial relationships established by stocking distributors while it directly consigns instrument and implant sets to hospitals. This relieves the former distributors from significant capital investment requirements and removes a significant bottleneck to the Company’s growth in those markets. As a result of these agreements, OrthoPediatrics will recognize top line revenue by billing hospitals directly in these three important geographies.

This increases from 8 to 11 the number of countries where OrthoPediatrics has implemented the agency model as part of its commitment to international expansion around the world. During 2020, agencies were the most important revenue growth contributor for international sales.

David Bailey, OrthoPediatrics’ President, stated, “We are excited about the opportunity to continue serving the pediatric orthopedic communities and their patients in Germany, Austria, and Switzerland with increased commercial focus through dedicated partners we have worked with for years. We also plan to broaden our product portfolio in these markets to include new technologies such as Orthex and ApiFix to expand our ability to improve the lives of children in the region."

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws, including the statements regarding OrthoPediatrics’ preliminary revenue for the fourth quarter and full year ended December 31, 2020, and other statements identified by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential," "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: the risks related to COVID-19, the continued impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 5, 2020, as updated and supplemented by our other SEC reports filed from time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on providing a comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 34 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This offering spans trauma & deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 43 countries outside the United States. For more information, please visit www.orthopediatrics.com.

Investor Contacts
The Ruth Group
Tram Bui / Emma Poalillo
(646) 536-7035 / 7024
tbui@theruthgroup.com / epoalillo@theruthgroup.com

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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